EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3/A (No. 333-12257) of Sinclair Broadcast
Group, Inc. of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP


Boston, Massachusetts
October 16, 1996